Exhibit 32.2

Certification of

Lon McCain, Chief Financial Officer
of Westport Resources Corporation

      This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies this quarterly report on Form 10-Q (the “Form 10-Q”) for the quarter ended June 30, 2003 of Westport Resources Corporation (the “Issuer”).

      I, Lon McCain, the Chief Financial Officer of the Issuer certify that to the best of my knowledge:

      (i) the Form 10-Q fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

      (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated: August 14, 2003.	By: /s/ LON MCCAIN Name: Lon McCain Title: Chief Financial Officer

Subscribed and sworn to before me

this 14th day of August, 2003.

By: /s/ KAYLA K. SPARKS

Name: Kayla K. Sparks

Title: Notary Public

My commission expires: 1-16-2006